News Release

Company Contact:
Jaime N. Marcus
Director, Investor Relations
(240) 223-2735
jmarcus@first-potomac.com

FIRST POTOMAC REALTY TRUST ANNOUNCES AUTHORIZATION OF
7.750% SERIES A CUMULATIVE PERPETUAL PREFERRED SHARE REDEMPTION

BETHESDA, MD (December 8, 2015) - First Potomac Realty Trust (NYSE: FPO) (the “Company”), a leading owner of office and business park properties in the greater Washington D.C. region, today announced that its Board of Trustees has authorized the redemption of some or all of its 6,400,000 outstanding shares of 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the “Series A Preferred Shares”) from time to time, but no earlier than January 18, 2016 and no later than December 31, 2016. Each redemption date and the number of shares to be redeemed will be determined by the Company, and may be contingent upon the occurrence of certain events. This authorization is consistent with the Company’s previously announced plan to dispose of at least $200 million of assets and utilize the proceeds to redeem outstanding preferred shares, repay debt and/or buyback common shares. This authorization does not obligate the Company to redeem any particular amount of Series A Preferred Shares and the specifics of any particular redemption will be disclosed in subsequent press releases.
The Series A Preferred Shares will be redeemed at a redemption price of $25.00 per share, plus the amount equal to all accrued and unpaid dividends per share (whether or not declared) up to, but not including, the applicable Redemption Date.
All Series A Preferred Shares are held in book-entry form through the Depository Trust Company (“DTC”) and shares to be redeemed will be selected by lot in accordance with the procedures of DTC. Payment to DTC for the Series A Preferred Shares will be made by American Stock Transfer & Trust Company, LLC as redemption agent.

The address for the redemption agent is as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attn: Reorganization Dept.
e-mail: info@amstock.com

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange. As of September 30, 2015, our consolidated portfolio totaled 7.8 million square feet. Based on annualized cash basis rent, our portfolio consists of 64% office properties and 36% business park and industrial properties. A key element of First Potomac’s overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and approximately half of the portfolio's multi-story office square footage is LEED or Energy Star Certified.

Forward-Looking Statements

The forward-looking statements contained in this press release, including statements regarding our plans and expectations with respect to the redemption of the Series A Preferred Shares, are subject to various risks and uncertainties. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on attractive terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the Securities and Exchange Commission; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.